Exhibit 99.1

November 19, 2025
For 6:00 a.m. ET Release

LOWE’S REPORTS THIRD QUARTER 2025 SALES AND EARNINGS RESULTS
— Diluted EPS of $2.88; Adjusted Diluted EPS1 of $3.06 —
— Comparable Sales increased 0.4% —
— Updates Full Year 2025 Outlook —

MOORESVILLE, N.C., Nov. 19, 2025 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.6 billion and diluted earnings per share (EPS) of $2.88 for the quarter ended Oct. 31, 2025, compared to diluted EPS of $2.99 in the third quarter of 2024. During the third quarter, the company recognized $129 million in pre-tax expenses associated with the acquisitions of Foundation Building Materials (FBM) and Artisan Design Group (ADG). Excluding these expenses, third quarter 2025 adjusted diluted EPS1 increased 5.9% to $3.06 compared to the prior-year adjusted diluted EPS1.

Total sales for the quarter were $20.8 billion, compared to $20.2 billion in the prior-year quarter. Comparable sales for the quarter increased 0.4%, driven by 11.4% online sales growth, double-digit growth in home services and continued growth in Pro sales.

“The company delivered another quarter of positive comp sales, and we’re pleased to start November with positive comps as well, despite headwinds related to hurricane activity in the prior year. With the closing of the FBM acquisition last month, we look forward to enhancing our offering to Pro customers and creating more sustainable, long-term sales and profit expansion for the company,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “I would like to thank our associates for their hard work and dedication to the business.”

As of Oct. 31, 2025, Lowe’s operated 1,756 stores, representing 195.8 million square feet of retail selling space.

Capital Allocation
The company remains committed to a disciplined capital allocation strategy focused on driving long-term shareholder value. During the quarter, the company invested $8.8 billion for the acquisition of FBM and paid $673 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

The company is updating its outlook for the operating results of full year 2025 to reflect the ongoing uncertainty in the macroeconomic environment. The updated outlook also includes expectations for FBM.

Adjusted operating income, adjusted operating margin and adjusted diluted EPS are non-GAAP financial measures that exclude the transaction costs, purchase accounting adjustments and intangible asset amortization related to the acquisition of FBM and ADG. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort.

Full Year 2025 Outlook
•Total sales of $86.0 billion (previously $84.5 to $85.5 billion)
•Comparable sales expected to be flat as compared to prior year (previously flat to up +1%)
•Adjusted operating income as a percentage of sales (adjusted operating margin) of 12.1%
(previously 12.2% to 12.3%)
•Net interest expense of approximately $1.4 billion (previously $1.3 billion)
•Effective income tax rate of approximately 24.0% (previously 24.5%)
•Adjusted diluted earnings per share of approximately $12.25 (previously $12.20 to $12.45)
•Capital expenditures of up to $2.5 billion

A conference call to discuss third quarter 2025 operating results is scheduled for today, Wednesday, Nov. 19, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Third Quarter 2025 Earnings Conference Call Webcast. Supplemental slides will be available prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe's Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 16 million customer transactions a week, with total fiscal year 2024 sales of more than $83 billion. Lowe's employs approximately 300,000 associates and operates over 1,700 home improvement stores, 530 branches and 130 distribution centers. Based in Mooresville, N.C., Lowe's supports the communities it serves through programs focused on creating safe, affordable housing, improving community spaces, helping to develop the next generation of skilled trade experts and providing disaster relief to communities in need. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	October 31, 2025		November 1, 2024		October 31, 2025		November 1, 2024
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$20,813	100.00	$20,170	100.00	$65,701	100.00	$65,120	100.00
Cost of sales	13,697	65.81	13,374	66.31	43,497	66.20	43,340	66.55
Gross margin	7,116	34.19	6,796	33.69	22,204	33.80	21,780	33.45
Expenses:
Selling, general and administrative	4,160	19.99	3,827	18.97	12,381	18.85	11,860	18.22
Depreciation and amortization	475	2.28	433	2.15	1,378	2.10	1,284	1.97
Operating income	2,481	11.92	2,536	12.57	8,445	12.85	8,636	13.26
Interest – net	352	1.69	317	1.57	1,002	1.52	985	1.51
Pre-tax earnings	2,129	10.23	2,219	11.00	7,443	11.33	7,651	11.75
Income tax provision	513	2.46	524	2.59	1,789	2.72	1,818	2.79
Net earnings	$1,616	7.77	$1,695	8.41	$5,654	8.61	$5,833	8.96

Weighted average common shares outstanding – basic	559		565		559		568
Basic earnings per common share (1)	$2.88		$2.99		$10.09		$10.24
Weighted average common shares outstanding – diluted	560		566		560		569
Diluted earnings per common share (1)	$2.88		$2.99		$10.07		$10.22
Cash dividends per share	$1.20		$1.15		$3.55		$3.40

Accumulated Deficit
Balance at beginning of period	$(12,108)		$(14,342)		$(14,799)		$(15,637)
Net earnings	1,616		1,695		5,654		5,833
Cash dividends declared	(673)		(650)		(1,991)		(1,933)
Share repurchases	—		(696)		(29)		(2,256)
Balance at end of period	$(11,165)		$(13,993)		$(11,165)		$(13,993)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were 1,612 million for the three months ended October 31, 2025, and 1,691 million for the three months ended November 1, 2024. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were 5,639 million for the nine months ended October 31, 2025, and 5,818 million for the nine months ended November 1, 2024.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	October 31, 2025		November 1, 2024		October 31, 2025		November 1, 2024
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,616	7.77	$1,695	8.41	$5,654	8.61	$5,833	8.96
Cash flow hedges – net of tax	(7)	(0.04)	(3)	(0.02)	(14)	(0.02)	(9)	(0.02)
Other	1	—	—	—	1	—	1	—
Other comprehensive loss	(6)	(0.04)	(3)	(0.02)	(13)	(0.02)	(8)	(0.02)
Comprehensive income	$1,610	7.73	$1,692	8.39	$5,641	8.59	$5,825	8.94

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	October 31, 2025	November 1, 2024
Assets
Current assets:
Cash and cash equivalents	$621	$3,271
Short-term investments	412	335
Receivables - net	1,216	108
Merchandise inventory - net	17,183	17,566
Other current assets	788	697
Total current assets	20,220	21,977
Property, less accumulated depreciation	18,309	17,586
Operating lease right-of-use assets	4,345	3,771
Long-term investments	280	312
Deferred income taxes - net	—	261
Intangible assets - net	5,994	281
Goodwill	3,982	311
Other assets	323	244
Total assets	$53,453	$44,743

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$2,437	$2,576
Current operating lease liabilities	691	497
Accounts payable	10,236	10,602
Accrued compensation and employee benefits	1,023	828
Deferred revenue	1,537	1,359
Other current liabilities	3,527	3,585
Total current liabilities	19,451	19,447
Long-term debt, excluding current maturities	37,498	32,906
Noncurrent operating lease liabilities	4,070	3,741
Deferred income taxes - net	808	—
Deferred revenue - Lowe's protection plans	1,273	1,260
Other liabilities	735	808
Total liabilities	63,835	58,162

Shareholders' deficit:
Preferred stock, $5 par value: Authorized - 5.0 million shares; Issued and outstanding - none	—	—
Common stock, $0.50 par value: Authorized - 5.6 billion shares; Issued and outstanding - 561 million and 565 million, respectively	280	282
Capital in excess of par value	228	—
Accumulated deficit	(11,165)	(13,993)
Accumulated other comprehensive income	275	292
Total shareholders' deficit	(10,382)	(13,419)
Total liabilities and shareholders' deficit	$53,453	$44,743

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 31, 2025	November 1, 2024
Cash flows from operating activities:
Net earnings	$5,654	$5,833
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,557	1,461
Noncash lease expense	405	392
Deferred income taxes	24	(10)
Loss on property and other assets – net	45	11
Gain on sale of business	—	(97)
Share-based payment expense	177	164
Changes in operating assets and liabilities:
Merchandise inventory – net	816	(672)
Other operating assets	26	114
Accounts payable	552	1,944
Other operating liabilities	(959)	(426)
Net cash provided by operating activities	8,297	8,714

Cash flows from investing activities:
Purchases of investments	(1,290)	(999)
Proceeds from sale/maturity of investments	1,252	918
Capital expenditures	(1,610)	(1,379)
Proceeds from sale of property and other long-term assets	25	54
Proceeds from sale of business	—	97
Acquisitions of businesses - net	(10,055)	—
Other – net	(9)	(11)
Net cash used in investing activities	(11,687)	(1,320)

Cash flows from financing activities:
Net proceeds from issuance of debt	6,974	—
Repayment of debt	(2,568)	(522)
Proceeds from issuance of common stock under share-based payment plans	82	95
Cash dividend payments	(1,963)	(1,916)
Repurchases of common stock	(211)	(2,681)
Other – net	(64)	(20)
Net cash provided by/(used in) financing activities	2,250	(5,044)

Net (decrease)/increase in cash and cash equivalents	(1,140)	2,350
Cash and cash equivalents, beginning of period	1,761	921
Cash and cash equivalents, end of period	$621	$3,271

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended October 31, 2025 and November 1, 2024. This measure excludes the impact of certain items, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the third quarter of fiscal 2025.
Fiscal 2025 Impacts
During fiscal 2025, the Company recognized financial impacts from the following:

•In the third quarter of fiscal 2025, the Company recognized pre-tax expenses of $129 million consisting of transaction costs and intangible asset amortization related to the acquisition of Artisan Design Group and Foundation Building Materials (Acquisition of businesses).

Fiscal 2024 Impacts:
During fiscal 2024, the Company recognized financial impacts from the following:

•In the third quarter of fiscal 2024, the Company recognized pre-tax income of $54 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	October 31, 2025			November 1, 2024
Adjusted Diluted Earnings Per Share	Pre-Tax Earnings	Tax [1]	Net Earnings	Pre-Tax Earnings	Tax [1]	Net Earnings
Diluted Earnings Per Share, As Reported			$2.88			$2.99
Acquisition of businesses	0.23	(0.05)	0.18	—	—	—
Canadian retail business transaction	—	—	—	(0.10)	—	(0.10)
Adjusted Diluted Earnings Per Share			$3.06			$2.89
1 Represents the corresponding tax benefit or expense specifically related to the items excluded from adjusted diluted earnings per share.